                                                                   EXHIBIT h(6)


                         EXPENSE REIMBURSEMENT AGREEMENT
                 RELATED TO DST TRANSFER AGENT SYSTEM CONVERSION

         This Expense Reimbursement Agreement (this "Agreement") is made as of the 30th day of June 2003, by and between A I M Fund Services, Inc. ("AFS"), and each of the mutual funds on behalf of each of their respective portfolios listed on Exhibit A, attached hereto (each, a "Fund").

         WHEREAS, AFS currently serves and has, at all relevant times, served as the transfer agent for each of the Funds, pursuant to a Transfer Agency and Service Agreement with each Fund (collectively, the "Transfer Agency Agreements"); and

         WHEREAS, pursuant to the Transfer Agency Agreements, AFS has agreed to maintain and does maintain all shareholder account records and information for the Funds, and the Funds have agreed to reimburse AFS for certain costs incurred by AFS in the course of performing such services, including, but not limited to, the cost of obtaining licenses to use and the cost of usage of certain record keeping systems and related support systems owned by DST Systems, Inc., and its affiliates (collectively, "DST"); and

         WHEREAS, the Funds were made aware of (i) the costs associated with the movement of shareholder account information and related books and records from systems previously used by AFS to perform such services to the DST-owned systems (the "DST system conversion"), and (ii) the cost savings and other benefits that were expected to be realized over the long term by using the DST-owned systems; and

         WHEREAS, the Funds determined that it was in the best interests of their shareholders to facilitate the DST system conversion and the use the DST-owned systems by AFS to provide the services contemplated by the Transfer Agency Agreements; and

         WHEREAS, the Boards of Directors/Trustees of the Funds have agreed that each of the Funds would reimburse a pro rata share of the costs of the DST system conversion; and

         WHEREAS, AFS provided the Funds with periodic reports regarding the project plan and budget related to the DST system conversion, updating cost projections as the project progressed; and

         WHEREAS, the DST system conversion is now complete and the final costs related to the project have been compiled;

         THEREFORE, the premises considered, AFS and each of the Funds agree on behalf of the portfolios set forth on Exhibit A, severally and not jointly, as follows:

1. Each Fund agrees to reimburse AFS for a pro rata share of the expenses incurred by AFS in connection with the DST system conversion in an aggregate amount, when allocated to all portfolios of the Funds, not to exceed FOUR MILLION SIX HUNDRED FORTY-NINE THOUSAND THREE HUNDRED THIRTY FOUR AND 57/100 DOLLARS ($4,649,334.57), payable in equal installments over thirty-six (36) months. Each month, each portfolio of each Fund shall pay its pro rata portion of the reimbursement, based on each portfolios' number of open billable shareholder accounts for the preceding month. AFS shall submit an invoice to each Fund on the first business day of each month for the amount due by each portfolio. Unless this Agreement is terminated prior to the payment of an invoice, each invoice shall be due and payable by each portfolio of each Fund within thirty (30) days of receipt.

2. The Funds may terminate this Agreement with respect to any portfolio, without penalty, for cause or for convenience, upon notice to AFS.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

A I M FUND SERVICES, INC.                       ON BEHALF OF EACH OF THE FUNDS:

By:  /s/ TONY D. GREEN                          /s/ KEVIN M. CAROME
    ------------------------------             --------------------------------
Name: Tony D. Green                             Name: Kevin M. Carome
Title: President                                Title: Senior Vice President

                                    EXHIBIT A
                                SCHEDULE OF FUNDS

            The following Funds enter into the Agreement on behalf of each of their respective portfolios:

     FUND NAME                                PORTFOLIO NAME
     ---------                                --------------
AIM Advisor Funds                      AIM International Core Equity Fund
                                       AIM Real Estate Fund

AIM Equity Funds                       AIM Aggressive Growth Fund
                                       AIM Basic Value II Fund
                                       AIM Blue Chip Fund
                                       AIM Capital Development Fund
                                       AIM Charter Fund
                                       AIM Constellation Fund
                                       AIM Core Strategies Fund
                                       AIM Dent Demographic Trends Fund
                                       AIM Emerging Growth Fund
                                       AIM Large Cap Basic Value Fund
                                       AIM Large Cap Core Equity Fund
                                       AIM Large Cap Growth Fund
                                       AIM Mid Cap Growth Fund
                                       AIM U.S. Growth Fund
                                       AIM Weingarten Fund

AIM Floating Rate Fund                 AIM Floating Rate Fund

AIM Funds Group                        AIM Balanced Fund
                                       AIM Basic Balanced Fund
                                       AIM European Small Company Fund
                                       AIM Global Utilities Fund
                                       AIM International Emerging Growth Fund
                                       AIM Mid Cap Basic Value Fund
                                       AIM New Technology Fund
                                       AIM Premier Equity Fund
                                       AIM Premier Equity II Fund
                                       AIM Select Equity Fund
                                       AIM Small Cap Equity Fund
                                       AIM Worldwide Spectrum Fund

AIM Growth Series                      AIM Basic Value Fund
                                       AIM Mid Cap Core Equity Fund
                                       AIM Small Cap Growth Fund

AIM International Funds, Inc.          AIM Asia Pacific Growth Fund
                                       AIM European Growth Fund
                                       AIM Global Aggressive Growth Fund
                                       AIM Global Growth Fund
                                       AIM Global Income Fund
                                       AIM International Growth Fund

     FUND NAME                                PORTFOLIO NAME
     ---------                                --------------
AIM Investment Funds                   AIM Developing Markets Fund
                                       AIM Global Biotech Fund
                                       AIM Global Energy Fund
                                       AIM Global Financial Services Fund
                                       AIM Global Health Care Fund
                                       AIM Global Science and Technology Fund
                                       AIM Strategic Income Fund

AIM Investment Securities Funds        AIM High Yield Fund
                                       AIM High Yield Fund II
                                       AIM Income Fund
                                       AIM Intermediate Government Fund
                                       AIM Limited Maturity Treasury Fund
                                       AIM Money Market Fund
                                       AIM Municipal Bond Fund
                                       AIM Short Term Bond Fund
                                       AIM Total Return Bond Fund

AIM Series Trust                       AIM Global Trends Fund

AIM Special Opportunities Funds        AIM Opportunities I Fund
                                       AIM Opportunities II Fund
                                       AIM Opportunities III Fund

AIM Tax-Exempt Funds                   AIM High Income Municipal Fund
                                       AIM Tax-Exempt Cash Fund
                                       AIM Tax-Free Intermediate Fund